Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Westwater Resources, Inc., of our report dated February 11, 2022, relating to the consolidated financial statements of Westwater Resources, Inc. (the “Company”), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Denver, CO

May 13, 2022